Exhibit 5.1

[Letterhead of Heller Ehrman]

January 6, 2005

Depomed, Inc.
1360 O'Brien Drive
Menlo Park, California, 94025

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Depomed, Inc., a California corporation (the "Company"), in connection with the registration statement on Form S-3 (the "462(b) Registration Statement") to be filed with the Securities and Exchange Commission on or about January 6, 2005, for the purpose of registering under the Securities Act of 1933, as amended, 838,777 shares (assuming a public offering price of $4.50 per share) of its authorized but unissued Common Stock, no par value (the "Shares"). The Shares are to be sold directly by the Company to the investors. Thomas Weisel Partners LLC will act as the Company's exclusive placement agent pursuant to a Placement Agency Agreement (the "Placement Agency Agreement"). The Shares are to be sold together with the shares registered pursuant to the Registration Statement No. 333-108973, which was declared effective on October 2, 2003 (the "Initial Registration Statement"). The Initial Registration Statement, as amended, together with the 462(b) Registration Statement, is herein referred to as the "Registration Statement."

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

        In rendering our opinion, we have examined the following records, documents and instruments:

  (a)
  The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of California as of December 31, 2004, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

  (b)
  The Bylaws of the Company, as amended, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

  (c)
  A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company (the "Board") relating to the Registration Statement, and (ii) certifying as to certain factual matters;

  (d)
  A Certificate of Status—Domestic Corporation relating to the Company issued by the Secretary of State of the State of California as of January 5, 2005;

  (e)
  The Registration Statement and related prospectus and prospectus supplement (the "Prospectus"); and

  (f)
  A letter from the Company's transfer agent, dated January 5, 2004, as to the number of shares of the Company's Common Stock that were outstanding on January 4, 2005.

  (g)
  A form of the Placement Agency Agreement to be filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Commission on or about January 7, 2005.

        This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes effective and remains effective during the period when the Shares are offered and sold; (ii) an appropriate Prospectus Supplement with respect to the Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Placement Agency Agreement signed by the parties thereto conforms in all material respects to the form of Placement Agency Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K to be filed by the Company with the Commission on or about January 7, 2005; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Shares and all matters related thereto; (v) the Shares have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; (vi) there are a sufficient number of authorized but unissued shares of Common Stock reserved for issuance when the Shares are offered and sold; (vii) the full consideration stated in the Placement Agency Agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, has been paid for the Shares; and (viii) all applicable securities laws have been complied with, it is our opinion that, when issued and sold by the Company, the Shares will be validly issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

Very truly yours,
/s/ Heller Ehrman White & McAuliffe LLP